Exhibit 99.1

NEWS RELEASE

ARTHUR J. GALLAGHER & CO. ANNOUNCES

FOURTH QUARTER AND FULL YEAR 2019 FINANCIAL RESULTS

ROLLING MEADOWS, IL, January 30, 2020 — Arthur J. Gallagher & Co. (NYSE: AJG) today reported its financial results for the quarter and year ended December 31, 2019. Management will host a webcast conference call to discuss these results on Thursday, January 30, 2020 at 5:15 p.m. ET/4:15 p.m. CT. To listen to the call, and for printer-friendly formats of this release and the “Supplemental Quarterly Data” and “CFO Commentary,” which may also be referenced during the call, please visit ajg.com/IR. These documents contain both GAAP and non-GAAP measures. Investors and other users of this information should read carefully the section entitled “Information Regarding Non-GAAP Measures” beginning on page 10.

“We had an outstanding fourth quarter to cap-off an excellent full year 2019,” said J. Patrick Gallagher, Jr., Chairman, President and CEO. Our brokerage and risk management segments combined in fourth quarter 2019 to post:

•	Total revenue growth of 17%, of which 5.8% was organic revenue growth.

•	Net earnings growth of 31%, EBITDAC growth of 24% and adjusted EBITDAC growth of 23%.

•	We improved net earnings margin by 104 basis points and adjusted EBITDAC margin by 134 basis points.

•	We completed 11 acquisitions with estimated annualized revenues of $117 million.

For the full year 2019, our results were excellent and improved over a very strong full year 2018. Our brokerage and risk management segments combined in 2019 to post:

•	Total revenue growth of 14%, of which 5.6% was organic revenue growth.

•	Net earnings growth of 22%, EBITDAC growth of 19% and adjusted EBITDAC growth of 17%.

•	We improved net earnings margin by 89 basis points and adjusted EBITDAC margin by 76 basis points.

•	We completed 49 acquisitions with estimated annualized revenue of $468 million.

Our 2019 momentum should continue in 2020. Almost without exception, property & casualty rates around the world are firm and continue to trend higher in most lines and geographies. Our clients’ businesses are growing. Unemployment is at historically low levels nearly everywhere. This is an environment where our professionals combine their creativity and knowledge with our vast capabilities to help clients manage risk and attract and retain talent. Further, our unique culture, guided by The Gallagher Way, continues to encourage colleagues worldwide to seek excellence for themselves, their clients, carrier partners and one another. I am extremely pleased with our 2019 performance and excited about our future.”

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Summary of Financial Results – Fourth Quarter 2019 and 2018

Reconciliations of non-GAAP measures begin on page 3

(Dollars in millions, except per share data)	4th Q 2019		4th Q 2018		Change
	Reported	Adjusted	Reported	Adjusted	Reported	Adjusted
	GAAP	Non-GAAP	GAAP	Non-GAAP	GAAP	Non-GAAP
Brokerage Segment
Revenues	$1,192.5	$1,179.5	$1,001.8	$1,000.9	19%	18%
Organic revenues		$1,023.3		$964.9		6.1%
Net earnings	$118.7		$84.3		41%
Net earnings margin	10.0%		8.4%		+154bpts
Adjusted EBITDAC		$284.6		$226.4		26%
Adjusted EBITDAC margin		24.1%		22.6%		+151bpts
Diluted net earnings per share	$0.63	$0.67	$0.44	$0.53	43%	26%

Risk Management Segment
Revenues before reimbursements	$214.5	$214.5	$202.2	$201.2	6%	7%
Organic revenues		$210.6		$201.1		4.7%
Net earnings	$18.3		$20.4		-10%
Net earnings margin (before reimbursements)	8.5%		10.1%		-156bpts
Adjusted EBITDAC		$36.7		$34.6		6%
Adjusted EBITDAC margin (before reimbursements)		17.1%		17.2%		-9 bpts
Diluted net earnings per share	$0.09	$0.09	$0.11	$0.09	-18%	—%

Corporate Segment
Diluted net earnings (loss) per share	$(0.21)	$(0.18)	$0.08	$(0.09)

Total Company
Diluted net earnings per share	$0.51	$0.58	$0.63	$0.53	-19%	9%

Total Brokerage and Risk Management Segment
Diluted net earnings per share	$0.72	$0.76	$0.55	$0.62	31%	23%

Summary of Financial Results – Year Ended December 31, 2019 and 2018

Reconciliations of non-GAAP measures begin on page 4

(Dollars in millions, except per share data)	Year 2019		Year 2018		Change
	Reported	Adjusted	Reported	Adjusted	Reported	Adjusted
	GAAP	Non-GAAP	GAAP	Non-GAAP	GAAP	Non-GAAP
Brokerage Segment
Revenues	$4,901.5	$4,826.2	$4,246.9	$4,185.9	15%	15%
Organic revenues		$4,326.2		$4,088.3		5.8%
Net earnings	$717.3		$573.2		25%
Net earnings margin	14.6%		13.5%		+113bpts
Adjusted EBITDAC		$1,378.8		$1,164.5		18%
Adjusted EBITDAC margin		28.6%		27.8%		+75bpts
Diluted net earnings per share	$3.68	$3.73	$3.02	$3.23	22%	15%

Risk Management Segment
Revenues before reimbursements	$838.5	$838.5	$798.3	$789.2	5%	6%
Organic revenues		$823.3		$788.7		4.4%
Net earnings	$66.2		$70.4		-6%
Net earnings margin (before reimbursements)	7.9%		8.8%		-92 bpts
Adjusted EBITDAC		$145.8		$136.4		7%
Adjusted EBITDAC margin (before reimbursements)		17.4%		17.3%		+11bpts
Diluted net earnings per share	$0.35	$0.37	$0.38	$0.36	-8%	3%
Corporate Segment
Diluted net loss per share	$(0.51)	$(0.45)	$—	$(0.16)

Total Company
Diluted net earnings per share	$3.52	$3.65	$3.40	$3.43	4%	6%

Total Brokerage and Risk Management Segment
Diluted net earnings per share	$4.03	$4.10	$3.40	$3.59	19%	14%

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Quarter Ended December 31 Reported GAAP to Adjusted Non-GAAP Reconciliation:

	Revenues Before						Diluted Net Earnings
	Reimbursements		Net Earnings (Loss)		EBITDAC		(Loss) Per Share
Segment	4th Q 19	4th Q 18	4th Q 19	4th Q 18	4th Q 19	4th Q 18	4th Q 19	4th Q 18	Chg
	(in millions)		(in millions)		(in millions)
Brokerage, as reported	$1,192.5	$1,001.8	$118.7	$84.3	$266.9	$210.6	$0.63	$0.44	43%
Net gains on divestitures	(13.0)	(0.6)	(10.3)	(0.5)	(13.0)	(0.6)	(0.05)	—
Acquisition integration	—	—	7.5	0.9	9.5	1.2	0.04	—
Workforce and lease termination	—	—	12.3	9.0	15.6	12.0	0.06	0.05
Acquisition related adjustments	—	—	2.1	7.7	5.6	2.4	0.01	0.04
Levelized foreign currency translation	—	(0.3)	—	0.7	—	0.8	—	—
Effective income tax rate impact	—	—	(4.0)	—	—	—	(0.02)	—

Brokerage, as adjusted *	1,179.5	1,000.9	126.3	102.1	284.6	226.4	0.67	0.53	26%

Risk Management, as reported	214.5	202.2	18.3	20.4	35.0	33.8	0.09	0.11	-18%
Workforce and lease termination	—	—	0.7	0.8	1.7	1.1	—	—
Acquisition related adjustments	—	—	(0.9)	(4.2)	—	—	—	(0.02)
Levelized foreign currency translation	—	(1.0)	—	(0.1)	—	(0.3)	—	—
Effective income tax rate impact	—	—	(0.6)	—	—	—	—	—

Risk Management, as adjusted *	214.5	201.2	17.5	16.9	36.7	34.6	0.09	0.09	—%

Corporate, as reported	276.6	419.3	(31.4)	23.1	(36.9)	(52.5)	(0.21)	0.08
Workforce and effective income tax rate impact	—	—	5.4	—	3.0	—	0.03	—
Corporate legal entity restructuring	—	—	—	(22.0)	—	—	—	(0.12)
Impact of U.S. tax reform	—	—	—	(8.9)	—	—	—	(0.05)

Corporate, as adjusted *	276.6	419.3	(26.0)	(7.8)	(33.9)	(52.5)	(0.18)	(0.09)

Total Company, as reported	$1,683.6	$1,623.3	$105.6	$127.8	$265.0	$191.9	$0.51	$0.63	-19%

Total Company, as adjusted *	$1,670.6	$1,621.4	$117.8	$111.2	$287.4	$208.5	$0.58	$0.53	9%

Total Brokerage & Risk
Management, as reported	$1,407.0	$1,204.0	$137.0	$104.7	$301.9	$244.4	$0.72	$0.55	31%

Total Brokerage & Risk
Management, as adjusted *	$1,394.0	$1,202.1	$143.8	$119.0	$321.3	$261.0	$0.76	$0.62	23%

*

For fourth quarter 2019, the pretax impact of the Brokerage segment adjustments totals $14.7 million, with a corresponding adjustment to the provision for income taxes of $7.1 million relating to these items. The pretax impact of the Risk Management segment adjustments totals $(0.5) million, with a corresponding adjustment to the provision for income taxes of $0.3 million relating to these items. The pretax impact of the Corporate segment adjustments totals $3.0 million, with a corresponding adjustment to the benefit for income taxes of $(2.4) million relating to these items. A detailed reconciliation of the 2019 and 2018 provision (benefit) for income taxes is shown on pages 14 and 15.

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Year Ended December 31 Reported GAAP to Adjusted Non-GAAP Reconciliation:

	Revenues Before						Diluted Net Earnings
	Reimbursements		Net Earnings (Loss)		EBITDAC		(Loss) Per Share
Segment	Year 19	Year 18	Year 19	Year 18	Year 19	Year 18	Year 19	Year 18	Chg
	(in millions)		(in millions)		(in millions)
Brokerage, as reported	$4,901.5	$4,246.9	$717.3	$573.2	$1,359.1	$1,126.3	$3.68	$3.02	22%
Net gains on divestitures	(75.3)	(10.2)	(47.5)	(7.9)	(62.3)	(10.2)	(0.25)	(0.04)
Acquisition integration	—	—	16.1	2.6	20.4	3.4	0.08	0.01
Workforce and lease termination	—	—	35.1	29.1	44.8	38.7	0.19	0.16
Acquisition related adjustments	—	—	5.8	16.3	16.8	14.2	0.03	0.09
Levelized foreign currency translation	—	(50.8)	—	(2.0)	—	(7.9)	—	(0.01)

Brokerage, as adjusted *	4,826.2	4,185.9	726.8	611.3	1,378.8	1,164.5	3.73	3.23	15%

Risk Management, as reported	838.5	798.3	66.2	70.4	137.9	134.0	0.35	0.38	-8%
Workforce and lease termination	—	—	5.2	3.5	7.9	4.7	0.03	0.01
Acquisition related adjustments	—	—	(1.0)	(4.3)	—	—	(0.01)	(0.02)
Levelized foreign currency translation	—	(9.1)	—	(1.4)	—	(2.3)	—	(0.01)

Risk Management, as adjusted *	838.5	789.2	70.4	68.2	145.8	136.4	0.37	0.36	3%

Corporate, as reported	1,316.4	1,747.2	(67.7)	32.3	(201.4)	(213.9)	(0.51)	—
Workforce	—	—	2.3	—	3.0	—	0.01	—
Clean energy related	3.0	—	11.7	—	14.9	—	0.05	—
Corporate legal entity restructuring	—	—	—	(22.0)	—	—	—	(0.12)
Impact of U.S. tax reform	—	—	—	(8.9)	—	—	—	(0.04)

Corporate, as adjusted *	1,319.4	1,747.2	(53.7)	1.4	(183.5)	(213.9)	(0.45)	(0.16)

Total Company, as reported	$7,056.4	$6,792.4	$715.8	$675.9	$1,295.6	$1,046.4	$3.52	$3.40	4%

Total Company, as adjusted *	$6,984.1	$6,722.3	$743.4	$680.9	$1,341.1	$1,087.0	$3.65	$3.43	6%

Total Brokerage & Risk Management, as reported	$5,740.0	$5,045.2	$783.5	$643.6	$1,497.0	$1,260.3	$4.03	$3.40	19%

Total Brokerage & Risk Management, as adjusted *	$5,664.7	$4,975.1	$797.1	$679.5	$1,524.6	$1,300.9	$4.10	$3.59	14%

*

For the year ended December 31, 2019, the pretax impact of the Brokerage segment adjustments totals $10.4 million, with a corresponding adjustment to the provision for income taxes of $0.9 million relating to these items. The pretax impact of the Risk Management segment adjustments totals $5.5 million, with a corresponding adjustment to the provision for income taxes of $1.3 million relating to these items. The pretax impact of the Corporate segment adjustments totals $17.9 million, with a corresponding adjustment to the provision for income taxes of $3.9 million relating to these items. A detailed reconciliation of the 2019 and 2018 provision (benefit) for income taxes is shown on pages 14 and 15.

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Brokerage Segment Reported GAAP to Adjusted Non-GAAP Reconciliations (dollars in millions):

Organic Revenues (Non-GAAP)	4th Q 2019	4th Q 2018	Change	Year 2019	Year 2018	Change
Base Commissions and Fees
Commissions and fees, as reported	$1,070.0	$916.9	16.7%	$4,394.8	$3,879.2	13.3%
Less commissions and fees from acquisitions	(117.4)	—		(382.8)	—
Less divested operations	—	(13.5)		—	(31.0)
Levelized foreign currency translation	—	(0.1)		—	(45.1)

Organic base commissions and fees	$952.6	$903.3	5.5%	$4,012.0	$3,803.1	5.5%

Supplemental Revenues
Supplemental revenues, as reported	$57.1	$45.9	24.4%	$210.5	$189.9	10.9%
Less supplemental revenues from acquisitions	(8.4)	—		(13.5)	—
Levelized foreign currency translation	—	—		—	(2.4)

Organic supplemental revenues	$48.7	$45.9	6.1%	$197.0	$187.5	5.1%

Contingent Revenues
Contingent revenues, as reported	$27.7	$15.6	77.6%	$135.6	$98.0	38.4%
Less contingent revenues from acquisitions	(5.7)	—		(18.4)	—
Levelized foreign currency translation	—	0.1		—	(0.3)

Organic contingent revenues	$22.0	$15.7	40.1%	$117.2	$97.7	20.0%

Total reported commissions, fees, supplemental revenues and contingent revenues	$1,154.8	$978.4	18.0%	$4,740.9	$4,167.1	13.8%
Less commissions, fees, supplemental revenues and contingent revenues from acquisitions	(131.5)	—		(414.7)	—
Less divested operations	—	(13.5)		—	(31.0)
Levelized foreign currency translation	—	—		—	(47.8)

Total organic commissions, fees, supplemental revenues and contingent revenues	$1,023.3	$964.9	6.1%	$4,326.2	$4,088.3	5.8%

Acquisition Activity	4th Q 2019	4th Q 2018	Year 2019	Year 2018
Number of acquisitions closed *	11	17	46	44
Estimated annualized revenues acquired (in millions)	$117.4	$84.3	$452.3	$317.9

*	In the fourth quarter of 2019, Gallagher issued 1,212,000 shares at the request of sellers and/or in connection with tax-free exchange acquisitions.

Compensation Expense and Ratios	4th Q 2019	4th Q 2018	Year 2019	Year 2018
Compensation expense, as reported	$715.3	$615.3	$2,745.9	$2,447.1
Acquisition integration	(6.6)	(0.7)	(12.4)	(2.5)
Workforce and lease termination related charges	(13.3)	(11.0)	(35.2)	(32.3)
Acquisition related adjustments	(5.6)	(2.4)	(16.8)	(14.2)
Levelized foreign currency translation	—	(1.0)	—	(34.0)

Compensation expense, as adjusted	$689.8	$600.2	$2,681.5	$2,364.1

Reported compensation expense ratios using reported revenues on pages 3 and 4	60.0%	61.4%	56.0%	57.6%

Adjusted compensation expense ratios using adjusted revenues on pages 3 and 4	58.5%	60.0%	55.6%	56.5%

*

Reported fourth quarter compensation ratio was 1.4 pts lower than the same period in 2018. Adjusted fourth quarter compensation ratio was 1.5 pts lower than the same period in 2018. Both ratios were primarily impacted by the additional growth in our supplemental and contingent commissions in the quarter as well as headcount controls and savings in employee benefits.

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Operating Expense and Ratios		4th Q 2019	4th Q 2018	Year 2019	Year 2018
Operating expense, as reported		$210.3	$175.9	$796.5	$673.5
Acquisition integration		(2.9)	(0.5)	(8.0)	(0.9)
Workforce and lease termination related charges		(2.3)	(1.0)	(9.6)	(6.4)
Costs related to divestures		—	—	(13.0)	—
Levelized foreign currency translation		—	(0.1)	—	(8.9)

Operating expense, as adjusted		$205.1	$174.3	$765.9	$657.3

Reported operating expense ratios using reported revenues on page 3 and 4	*	17.6%	17.6%	16.3%	15.9%

Adjusted operating expense ratios using adjusted revenues on page 3 and 4	*	17.4%	17.4%	15.9%	15.7%

*

Reported and adjusted fourth quarter operating expense ratio were flat to the same period in 2018. Both ratios were primarily impacted by the additional growth in our supplemental and contingent commissions in the quarter, partially offset by increased professional fees.

Net Earnings to Adjusted EBITDAC (Non-GAAP)	4th Q 2019	4th Q 2018	Change	Year 2019	Year 2018	Change
Net earnings, as reported	$118.7	$84.3	40.8%	$717.3	$573.2	25.1%
Provision for income taxes	33.2	27.2		229.2	191.0
Depreciation	17.6	15.5		66.6	60.9
Amortization	92.1	75.7		329.1	286.9
Change in estimated acquisition earnout payables	5.3	7.9		16.9	14.3

EBITDAC	266.9	210.6	26.7%	1,359.1	1,126.3	20.7%
Net gains on divestitures	(13.0)	(0.6)		(62.3)	(10.2)
Acquisition integration	9.5	1.2		20.4	3.4
Workforce and lease termination related charges	15.6	12.0		44.8	38.7
Acquisition related adjustments	5.6	2.4		16.8	14.2
Levelized foreign currency translation	—	0.8		—	(7.9)

EBITDAC, as adjusted	$284.6	$226.4	25.7%	$1,378.8	$1,164.5	18.4%

Net earnings margin, as reported using reported revenues on pages 3 and 4	10.0%	8.4%	+154 bpts	14.6%	13.5%	+113 bpts

EBITDAC margin, as adjusted using adjusted revenues on pages 3 and 4	24.1%	22.6%	+151 bpts	28.6%	27.8%	+75 bpts

Risk Management Segment Reported GAAP to Adjusted Non-GAAP Reconciliations (dollars in millions):

Organic Revenues (Non-GAAP)	4th Q 2019	4th Q 2018	Change	Year 2019	Year 2018	Change
Fees	$214.0	$199.6	7.2%	$833.7	$789.3	5.6%
International performance bonus fees	0.2	2.5		3.2	8.5

Fees as reported	214.2	202.1	6.0%	836.9	797.8	4.9%

Less fees from acquisitions	(3.6)	—		(13.6)	—
Levelized foreign currency translation	—	(1.0)		—	(9.1)

Organic fees	$210.6	$201.1	4.7%	$823.3	$788.7	4.4%

Acquisition Activity	4th Q 19	4th Q 18	Year 19	Year 18
Number of acquisitions closed	—	2	3	4
Estimated annualized revenues acquired (in millions)	$—	$5.7	$15.9	$21.9

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Risk Management Segment Reported GAAP to Adjusted Non-GAAP Reconciliations (continued) (dollars in millions):

Compensation Expense and Ratios		4th Q 2019	4th Q 2018	Year 2019	Year 2018
Compensation expense, as reported		$133.0	$127.0	$515.7	$489.7
Workforce and lease termination related charges		(1.6)	(1.1)	(5.9)	(4.3)
Levelized foreign currency translation		—	(0.6)	—	(5.2)

Compensation expense, as adjusted		$131.4	$125.3	$509.8	$480.2

Reported compensation expense ratios using reported revenues (before reimbursements) on pages 3 and 4	*	62.0%	62.8%	61.5%	61.3%

Adjusted compensation expense ratios using adjusted revenues (before reimbursements) on pages 3 and 4	*	61.3%	62.3%	60.8%	60.9%

*

Reported fourth quarter compensation ratio was 0.8 pts lower than the same period in 2018. Adjusted fourth quarter compensation ratio was 1.0 pts lower than the same period in 2018. Both ratios were primarily impacted by reduced temporary help and savings in base compensation related to headcount controls.

Operating Expense and Ratios		4th Q 2019	4th Q 2018	Year 2019	Year 2018
Operating expense, as reported		$46.5	$41.4	$184.9	$174.6
Workforce and lease termination related charges		(0.1)	—	(2.0)	(0.4)
Levelized foreign currency translation		—	(0.1)	—	(1.6)

Operating expense, as adjusted		$46.4	$41.3	$182.9	$172.6

Reported operating expense ratios using reported revenues (before reimbursements) on pages 3 and 4	*	21.7%	20.5%	22.1%	21.9%

Adjusted operating expense ratios using reported revenues (before reimbursements) on pages 3 and 4	*	21.6%	20.5%	21.8%	21.9%

*

Reported fourth quarter operating expense ratio was 1.2 pts higher than the same period in 2018. Adjusted fourth quarter operating expense ratio was 1.1 pts higher than the same period in 2018. Both ratios were primarily impacted by increased technology expenses, partially offset by savings in professional fees.

Net Earnings to Adjusted EBITDAC (Non-GAAP)	4th Q 2019	4th Q 2018	Change	Year 2019	Year 2018	Change
Net earnings, as reported	$18.3	$20.4	-10.3%	$66.2	$70.4	-6.0%
Provision for income taxes	5.4	7.4		22.2	25.3
Depreciation	11.8	10.4		46.2	38.7
Amortization	1.5	1.1		4.9	4.3
Change in estimated acquisition earnout payables	(2.0)	(5.5)		(1.6)	(4.7)

EBITDAC	35.0	33.8	3.6%	137.9	134.0	2.9%
Workforce and lease termination related charges	1.7	1.1		7.9	4.7
Levelized foreign currency translation	—	(0.3)		—	(2.3)

EBITDAC, as adjusted	$36.7	$34.6	6.1%	$145.8	$136.4	6.9%

Net earnings margin, as reported using reported revenues (before reimbursements) on pages 3 and 4	8.5%	10.1%	-156 bpts	7.9%	8.8%	-92 bpts

EBITDAC margin, as adjusted using adjusted revenues (before reimbursements) on pages 3 and 4	17.1%	17.2%	-9 bpts	17.4%	17.3%	+11 bpts

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Corporate Segment Reported GAAP Information (dollars in millions):

	2019			2018
	Pretax Loss	Income Tax (Provision) Benefit	Net Earnings (Loss) Attributable to Controlling Interests	Pretax Loss	Income Tax (Provision) Benefit	Net Earnings (Loss) Attributable to Controlling Interests
4th Quarter
Interest and banking costs	$(49.1)	$12.3	$(36.8)	$(37.4)	$9.7	$(27.7)
Clean energy related (1)	(19.8)	30.0	10.2	(40.3)	62.3	22.0
Acquisition costs	(6.0)	0.9	(5.1)	(6.4)	0.7	(5.7)
Corporate (2)	(24.9)	17.0	(7.9)	(20.5)	46.5	26.0

Corporate, as reported	(99.8)	60.2	(39.6)	(104.6)	119.2	14.6
Adjustments
Workforce and effective income tax rate impact	3.0	2.4	5.4	—	—	—
Corporate legal entity restructuring	—	—	—	—	(22.0)	(22.0)
Impact of U.S. tax reform	—	—	—	—	(8.9)	(8.9)

Components, as adjusted
Interest and banking costs	(49.1)	12.3	(36.8)	(37.4)	9.7	(27.7)
Clean energy related (1)	(19.8)	30.0	10.2	(40.3)	62.3	22.0
Acquisition costs	(6.0)	0.9	(5.1)	(6.4)	0.7	(5.7)
Corporate (2)	(21.9)	19.4	(2.5)	(20.5)	15.6	(4.9)

Corporate, as adjusted	$(96.8)	$62.6	$(34.2)	$(104.6)	$88.3	$(16.3)

Year
Components of Corporate Segment, as reported
Interest and banking costs	$(184.0)	$47.4	$(136.6)	$(141.9)	$36.9	$(105.0)
Clean energy related (1)	(151.9)	240.4	88.5	(188.1)	306.7	118.6
Acquisition costs	(21.2)	3.2	(18.0)	(13.9)	1.5	(12.4)
Corporate (2)	(81.5)	50.1	(31.4)	(68.3)	67.7	(0.6)

Reported year	(438.6)	341.1	(97.5)	(412.2)	412.8	0.6
Adjustments
Workforce	3.0	(0.7)	2.3	—	—	—
Clean energy related (3)	12.4	(3.2)	9.2	—	—	—
Corporate legal entity restructuring	—	—	—	—	(22.0)	(22.0)
Impact of U.S. tax reform	—	—	—	—	(8.9)	(8.9)

Components of Corporate Segment, as adjusted
Interest and banking costs	(184.0)	47.4	(136.6)	(141.9)	36.9	(105.0)
Clean energy related (1)	(139.5)	237.2	97.7	(188.1)	306.7	118.6
Acquisition costs	(21.2)	3.2	(18.0)	(13.9)	1.5	(12.4)
Corporate (2)	(78.5)	49.4	(29.1)	(68.3)	36.8	(31.5)

Adjusted year	$(423.2)	$337.2	$(86.0)	$(412.2)	$381.9	$(30.3)

(1)

Pretax loss for the fourth quarter is presented net of amounts attributable to noncontrolling interests of $8.2 million in 2019 and $8.5 million in 2018. Pretax loss for the year ended December 31, 2019, is presented net of amounts attributable to noncontrolling interests of $29.8 million in 2019 and $31.7 million in 2018.

(2)	Corporate includes the impact of tax reform and corporate legal entity restructuring.

(3)

Clean Energy Related Adjustments – During third quarter of 2019, Gallagher and/or our 46.5% owned affiliate, Chem-Mod LLC, incurred costs related to (a) settling certain patent infringement litigation, (b) prevailing in a tax court matter, (c) defending a new patent matter, and (d) moving three 2011 Era plants into different locations that could generate more after-tax earnings in 2020 than in 2019.

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Interest and banking costs and debt - At December 31, 2019, Gallagher had $3,923.0 million of borrowings from private placements, $520.0 million of short-term borrowings under its line of credit facility and $170.6 million outstanding under a revolving loan facility that provides funding for premium finance receivables, which are fully collateralized by the underlying premiums held by insurance carriers, and as such are excluded from our debt covenant computations.

Clean energy - Consists of the operating results related to our investments in 34 clean coal production plants and royalty income from clean coal licenses related to Chem-Mod LLC. Additional information regarding these results is available in the “CFO Commentary” at ajg.com/IR.

Acquisition costs - Consists mostly of external professional fees and other due diligence costs related to acquisitions.

Corporate - Consists of overhead allocations mostly related to corporate staff compensation and other corporate level activities. In addition, this includes the tax expense related to the impact of the U.S. tax legislation passed in December 2017 - principally the partial taxation of foreign earnings, nondeductible executive compensation and entertainment expenses.

Income Taxes

Gallagher allocates the provision for income taxes to its Brokerage and Risk Management segments using the local country statutory rates. Gallagher’s consolidated effective tax rate for the quarters ended December 31, 2019 and 2018 was (25.7)% and (195.8)%, respectively, which was lower than the statutory rate due to the amount of IRC Section 45 tax credits. In fourth quarter 2019, Gallagher lowered its U.S. effective income tax rate from 26% to 25%.

Webcast Conference Call

Gallagher will host a webcast conference call on Thursday, January 30, 2020 at 5:15 p.m. ET/4:15 p.m. CT. To listen to this call, please go to ajg.com/IR. The call will be available for replay at such website for at least 90 days.

About Arthur J. Gallagher & Co.

Arthur J. Gallagher & Co., an international insurance brokerage and risk management services firm, is headquartered in Rolling Meadows, Illinois, has operations in 49 countries and offers client-service capabilities in more than 150 countries around the world through a network of correspondent brokers and consultants.

Impact of a New Lease Accounting Standard in First Quarter 2019

A new lease accounting standard was adopted as of January 1, 2019, using the modified retrospective approach allowing Gallagher to initially apply the new lease standard at the adoption date and recognize a cumulative effect adjustment to the opening balance of retained earnings in the first quarter 2019. Consequently, the reporting for the comparative prior year periods presented in 2019 will continue to be in accordance with the previous lease guidance, including comparative disclosure requirements. The new lease accounting standard requires us to recognize lease right-of-use assets and lease liabilities on our balance sheet, which are established at the inception of a lease by computing a net present value of the future lease payments. Right-of-use assets are amortized to expense, and the discount amount related to lease liabilities is accreted to expense, over the lease term. The amortization of the right-of-use asset is calculated as the difference between the straight-line lease expense and the interest calculated on the lease liability. Rent payments are applied against the lease liabilities. Adoption of the new lease standard resulted in the recording of net right-of-use assets and lease liabilities of approximately $379.6 million and $420.3 million, respectively, and the reclassification of net rent related asset and liabilities of $38.3 million as of January 1, 2019. The cumulative effect of the adoption was recognized as a decrease to retained earnings of $2.4 million on January 1, 2019. There were de minimis impacts on the fourth quarter 2019 and year ended 2019 statement of earnings related to the adoption of this new lease standard.

Cautionary Information

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this press release, the words “anticipates,” “believes,” “contemplates,” “see,” “should,” “could,” “will,” “estimates,” “expects,” “intends,” “plans” and variations thereof and similar expressions, are intended to identify forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements regarding (i) anticipated future results or performance of any segment or the Company as a whole; (ii) the premium rate environment and the state of insurance markets; and (iii) the economic environment.

Gallagher’s actual results may differ materially from those contemplated by the forward-looking statements. Readers are therefore cautioned against relying on any of the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements include changes in worldwide and national economic conditions, including as a result of pandemics, Brexit, trade wars or tariffs; changes in premium rates and in insurance markets generally; and changes in the insurance brokerage industry’s competitive landscape.

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Please refer to Gallagher’s filings with the SEC, including Item 1A, “Risk Factors,” of its Annual Report on Form 10-K for the fiscal year ended December 31, 2018 for a more detailed discussion of these and other factors that could impact its forward-looking statements. Any forward-looking statement made by Gallagher in this press release speaks only as of the date on which it is made. Except as required by applicable law, Gallagher does not undertake to update the information included herein or the corresponding earnings release posted on Gallagher’s website.

Information Regarding Non-GAAP Measures

In addition to reporting financial results in accordance with GAAP, this press release provides information regarding EBITDAC, EBITDAC margin, adjusted EBITDAC, adjusted EBITDAC margin, diluted net earnings per share, as adjusted (adjusted EPS), adjusted revenue, adjusted compensation and operating expenses, adjusted compensation expense ratio, adjusted operating expense ratio and organic revenue. These measures are not in accordance with, or an alternative to, the GAAP information provided in this press release. Gallagher’s management believes that these presentations provide useful information to management, analysts and investors regarding financial and business trends relating to Gallagher’s results of operations and financial condition or because they provide investors with measures that our chief operating decision maker uses when reviewing the company’s performance. See further below for definitions and additional reasons each of these measures is useful to investors. Gallagher’s industry peers may provide similar supplemental non-GAAP information with respect to one or more of these measures, although they may not use the same or comparable terminology and may not make identical adjustments. The non-GAAP information provided by Gallagher should be used in addition to, but not as a substitute for, the GAAP information provided. As disclosed in its most recent Proxy Statement, Gallagher makes determinations regarding certain elements of executive officer compensation, performance share awards and annual cash incentive awards, partly on the basis of measures related to adjusted EBITDAC. Certain reclassifications have been made to the prior year amounts reported in this press release in order to conform them to the current year presentation.

Adjusted Non-GAAP presentation - Gallagher believes that the adjusted non-GAAP presentations of the current and prior period information presented in this earnings release provide stockholders and other interested persons with useful information regarding certain financial metrics of Gallagher that may assist such persons in analyzing Gallagher’s operating results as they develop a future earnings outlook for Gallagher. The after-tax amounts related to the adjustments were computed using the normalized effective tax rate for each respective period. See pages 14 and 15 for a reconciliation of the adjustments made to income taxes.

•

Adjusted measures - Revenues (for the Brokerage segment), revenues before reimbursements (for the Risk Management segment), net earnings, compensation expense and operating expense, respectively, each adjusted to exclude the following, as applicable:

•

Net gains on divestitures, which are primarily net proceeds received related to sales of books of business and other divestiture transactions, such as the disposal of a business through sale or closure.

•	Costs related to divestitures, which include legal and other costs related to certain operations that are being exited by Gallagher.

•

Acquisition integration costs, which include costs related to certain large acquisitions, outside the scope of the usual tuck-in strategy, not expected to occur on an ongoing basis in the future once Gallagher fully assimilates the applicable acquisition. These costs are typically associated with redundant workforce, extra lease space, duplicate services and external costs incurred to assimilate the acquisition with our IT related systems.

•	Workforce related charges, which primarily include severance costs (either accrued or paid) related to employee terminations and other costs associated with redundant workforce.

•	Lease termination related charges, which primarily include costs related to terminations of real estate leases and abandonment of leased space.

•

Acquisition related adjustments, which include change in estimated acquisition earnout payables adjustments, impacts of acquisition valuation true-ups, impairment charges and acquisition related compensation charges.

•

The impact of foreign currency translation, as applicable. The amounts excluded with respect to foreign currency translation are calculated by applying current year foreign exchange rates to the same periods in the prior year.

•

Effective income tax rate impact, which represents the impact related to prior quarters in 2019 for the decrease in the effective income tax rate used to compute the provision for income taxes in fourth quarter 2019.

•	Adjusted ratios - Adjusted compensation expense and adjusted operating expense, respectively, each divided by adjusted revenues.

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Non-GAAP Earnings Measures

•

EBITDAC and EBITDAC margin - EBITDAC is net earnings before interest, income taxes, depreciation, amortization and the change in estimated acquisition earnout payables and EBITDAC margin is EBITDAC divided by total revenues (for the Brokerage segment) and revenues before reimbursements (for the Risk Management segment). These measures for the Brokerage and Risk Management segments provide a meaningful representation of Gallagher’s operating performance and, for the overall business, provide a meaningful way to measure its financial performance on an ongoing basis.

•

Adjusted EBITDAC and Adjusted EBITDAC Margin - Adjusted EBITDAC is EBITDAC adjusted to exclude net gains on divestitures, acquisition integration costs, workforce related charges, lease termination related charges, acquisition related adjustments and the period-over-period impact of foreign currency translation, as applicable (and for the Corporate segment, the clean energy related adjustments described on page 8) and Adjusted EBITDAC margin is Adjusted EBITDAC divided by total adjusted revenues (defined above). These measures for the Brokerage and Risk Management segments provide a meaningful representation of Gallagher’s operating performance, and for the overall business are also presented to improve the comparability of our results between periods by eliminating the impact of the items that have a high degree of variability.

•

Adjusted EPS and Adjusted Net Earnings - Adjusted net earnings have been adjusted to exclude the after-tax impact of net gains on divestitures, acquisition integration costs, the impact of foreign currency translation, workforce related charges, lease termination related charges, acquisition related adjustments (and for the Corporate segment, the clean energy related adjustments described on page 8) and effective income tax rate impact described on pages 3 and 8. Adjusted EPS is Adjusted Net Earnings divided by diluted weighted average shares outstanding. This measure provides a meaningful representation of Gallagher’s operating performance (and as such should not be used as a measure of Gallagher’s liquidity), and for the overall business is also presented to improve the comparability of our results between periods by eliminating the impact of the items that have a high degree of variability.

Organic Revenues (a non-GAAP measure) - For the Brokerage segment, organic change in base commission and fee revenues, supplemental revenues and contingent revenues exclude the first twelve months of such revenues generated from acquisitions and such revenues related to divested operations in each year presented. These revenues are excluded from organic revenues in order to help interested persons analyze the revenue growth associated with the operations that were a part of Gallagher in both the current and prior period. In addition, organic change in base commission and fee revenues, supplemental revenues and contingent revenues exclude the period-over-period impact of foreign currency translation. For the Risk Management segment, organic change in fee revenues excludes the first twelve months of fee revenues generated from acquisitions and the fee revenues related to operations disposed of in each year presented. In addition, change in organic growth excludes the period-over-period impact of foreign currency translation to improve the comparability of our results between periods by eliminating the impact of the items that have a high degree of variability or are due to the limited-time nature of these revenue sources.

These revenue items are excluded from organic revenues in order to determine a comparable, but non-GAAP, measurement of revenue growth that is associated with the revenue sources that are expected to continue in the current year and beyond. Gallagher has historically viewed organic revenue growth as an important indicator when assessing and evaluating the performance of its Brokerage and Risk Management segments. Gallagher also believes that using this non-GAAP measure allows readers of our financial statements to measure, analyze and compare the growth from its Brokerage and Risk Management segments in a meaningful and consistent manner.

Reconciliation of Non-GAAP Information Presented to GAAP Measures - This press release includes tabular reconciliations to the most comparable GAAP measures, as follows: for EBITDAC (on pages 12 and 13), for adjusted revenues, adjusted EBITDAC and adjusted diluted net earnings per share (on pages 3 and 4), for organic revenue measures (on pages 5 and 6, respectively, for the Brokerage and Risk Management segments), for adjusted compensation and operating expenses and adjusted EBITDAC margin (on pages 5, 6 and 7, respectively, for the Brokerage and Risk Management segments).

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Arthur J. Gallagher & Co.

Reported Statement of Earnings and EBITDAC - 4th Qtr Ended December 31,

(Unaudited - in millions except per share, percentage and workforce data)

	4th Q Ended	4th Q Ended	Year Ended	Year Ended
	Dec 31, 2019	Dec 31, 2018	Dec 31, 2019	Dec 31, 2018
Brokerage Segment
Commissions	$792.6	$685.7	$3,320.6	$2,920.7
Fees	277.4	231.2	1,074.2	958.5
Supplemental revenues	57.1	45.9	210.5	189.9
Contingent revenues	27.7	15.6	135.6	98.0
Investment income and net gains on divestitures	37.7	23.4	160.6	79.8

Total revenues	1,192.5	1,001.8	4,901.5	4,246.9

Compensation	715.3	615.3	2,745.9	2,447.1
Operating	210.3	175.9	796.5	673.5
Depreciation	17.6	15.5	66.6	60.9
Amortization	92.1	75.7	329.1	286.9
Change in estimated acquisition earnout payables	5.3	7.9	16.9	14.3

Expenses	1,040.6	890.3	3,955.0	3,482.7

Earnings before income taxes	151.9	111.5	946.5	764.2
Provision for income taxes	33.2	27.2	229.2	191.0

Net earnings	118.7	84.3	717.3	573.2
Net earnings (loss) attributable to noncontrolling interests	(1.1)	2.0	17.2	10.7

Net earnings attributable to controlling interests	$119.8	$82.3	$700.1	$562.5

EBITDAC
Net earnings	$118.7	$84.3	$717.3	$573.2
Provision for income taxes	33.2	27.2	229.2	191.0
Depreciation	17.6	15.5	66.6	60.9
Amortization	92.1	75.7	329.1	286.9
Change in estimated acquisition earnout payables	5.3	7.9	16.9	14.3

EBITDAC	$266.9	$210.6	$1,359.1	$1,126.3

	4th Q Ended	4th Q Ended	Year Ended	Year Ended
	Dec 31, 2019	Dec 31, 2018	Dec 31, 2019	Dec 31, 2018
Risk Management Segment
Fees	$214.2	$202.1	$836.9	$797.8
Investment income	0.3	0.1	1.6	0.5

Revenues before reimbursements	214.5	202.2	838.5	798.3
Reimbursements	37.8	34.1	138.6	141.6

Total revenues	252.3	236.3	977.1	939.9

Compensation	133.0	127.0	515.7	489.7
Operating	46.5	41.4	184.9	174.6
Reimbursements	37.8	34.1	138.6	141.6
Depreciation	11.8	10.4	46.2	38.7
Amortization	1.5	1.1	4.9	4.3
Change in estimated acquisition earnout payables	(2.0)	(5.5)	(1.6)	(4.7)

Expenses	228.6	208.5	888.7	844.2

Earnings before income taxes	23.7	27.8	88.4	95.7
Provision for income taxes	5.4	7.4	22.2	25.3

Net earnings	18.3	20.4	66.2	70.4
Net earnings attributable to noncontrolling interests	—	—	—	—

Net earnings attributable to controlling interests	$18.3	$20.4	$66.2	$70.4

EBITDAC
Net earnings	$18.3	$20.4	$66.2	$70.4
Provision for income taxes	5.4	7.4	22.2	25.3
Depreciation	11.8	10.4	46.2	38.7
Amortization	1.5	1.1	4.9	4.3
Change in estimated acquisition earnout payables	(2.0)	(5.5)	(1.6)	(4.7)

EBITDAC	$35.0	$33.8	$137.9	$134.0

See "Information Regarding Non-GAAP Measures" on page 10 of 15.

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Arthur J. Gallagher & Co.

Reported Statement of Earnings and EBITDAC - 4th Qtr Ended December 31,

(Unaudited - in millions except share and per share data)

	4th Q Ended	4th Q Ended	Year Ended	Year Ended
	Dec 31, 2019	Dec 31, 2018	Dec 31, 2019	Dec 31, 2018
Corporate Segment
Revenues from consolidated clean coal facilities	$260.5	$404.2	$1,255.1	$1,694.6
Royalty income from clean coal licenses	16.5	15.8	66.7	54.1
Loss from unconsolidated clean coal facilities	(0.4)	(0.7)	(2.5)	(2.4)
Other net (losses) revenues	—	—	(2.9)	0.9

Total revenues	276.6	419.3	1,316.4	1,747.2

Cost of revenues from consolidated clean coal facilities	280.9	434.2	1,352.8	1,816.0
Compensation	9.1	17.8	77.9	89.5
Operating	23.5	19.8	87.1	55.6
Interest	48.1	36.5	179.8	138.4
Depreciation	6.6	7.1	27.6	28.2

Expenses	368.2	515.4	1,725.2	2,127.7

Loss before income taxes	(91.6)	(96.1)	(408.8)	(380.5)
Benefit for income taxes	(60.2)	(119.2)	(341.1)	(412.8)

Net earnings (loss)	(31.4)	23.1	(67.7)	32.3
Net earnings attributable to noncontrolling interests	8.2	8.5	29.8	31.7

Net earnings (loss) attributable to controlling interests	$(39.6)	$14.6	$(97.5)	$0.6

EBITDAC
Net earnings (loss)	$(31.4)	$23.1	$(67.7)	$32.3
Benefit for income taxes	(60.2)	(119.2)	(341.1)	(412.8)
Interest	48.1	36.5	179.8	138.4
Depreciation	6.6	7.1	27.6	28.2

EBITDAC	$(36.9)	$(52.5)	$(201.4)	$(213.9)

	4th Q Ended	4th Q Ended	Year Ended	Year Ended
	Dec 31, 2019	Dec 31, 2018	Dec 31, 2019	Dec 31, 2018
Total Company
Commissions	$792.6	$685.7	$3,320.6	$2,920.7
Fees	491.6	433.3	1,911.1	1,756.3
Supplemental revenues	57.1	45.9	210.5	189.9
Contingent revenues	27.7	15.6	135.6	98.0
Investment income and net gains on divestitures	38.0	23.5	162.2	80.3
Revenues from clean coal activities	276.6	419.3	1,319.3	1,746.3
Other net (losses) revenues - Corporate	—	—	(2.9)	0.9

Revenues before reimbursements	1,683.6	1,623.3	7,056.4	6,792.4
Reimbursements	37.8	34.1	138.6	141.6

Total revenues	1,721.4	1,657.4	7,195.0	6,934.0

Compensation	857.4	760.1	3,339.5	3,026.3
Operating	280.3	237.1	1,068.5	903.7
Reimbursements	37.8	34.1	138.6	141.6
Cost of revenues from clean coal activities	280.9	434.2	1,352.8	1,816.0
Interest	48.1	36.5	179.8	138.4
Depreciation	36.0	33.0	140.4	127.8
Amortization	93.6	76.8	334.0	291.2
Change in estimated acquisition earnout payables	3.3	2.4	15.3	9.6

Expenses	1,637.4	1,614.2	6,568.9	6,454.6

Earnings before income taxes	84.0	43.2	626.1	479.4
Benefit for income taxes	(21.6)	(84.6)	(89.7)	(196.5)

Net earnings	105.6	127.8	715.8	675.9
Net earnings attributable to noncontrolling interests	7.1	10.5	47.0	42.4

Net earnings attributable to controlling interests	$98.5	$117.3	$668.8	$633.5

Diluted net earnings per share	$0.51	$0.63	$3.52	$3.40

Dividends declared per share	$0.43	$0.41	$1.72	$1.64

EBITDAC
Net earnings	$105.6	$127.8	$715.8	$675.9
Benefit for income taxes	(21.6)	(84.6)	(89.7)	(196.5)
Interest	48.1	36.5	179.8	138.4
Depreciation	36.0	33.0	140.4	127.8
Amortization	93.6	76.8	334.0	291.2
Change in estimated acquisition earnout payables	3.3	2.4	15.3	9.6

EBITDAC	$265.0	$191.9	$1,295.6	$1,046.4

See "Information Regarding Non-GAAP Measures" on page 10 of 15.

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Arthur J. Gallagher & Co.

Consolidated Balance Sheet

(Unaudited - in millions except per share data)

		Dec 31, 2019	Dec 31, 2018
Cash and cash equivalents		$604.8	$607.2
Restricted cash		2,019.1	1,629.6
Premiums and fees receivable		5,419.2	4,857.5
Other current assets		1,074.4	1,024.4

Total current assets		9,117.5	8,118.7
Fixed assets - net		467.4	436.9
Deferred income taxes (includes tax credit carryforwards of $962.1 in 2019 and $856.9 in 2018)		945.6	806.2
Other noncurrent assets		773.6	573.6
Right-of-use assets	*	393.5	—
Goodwill		5,618.5	4,625.6
Amortizable intangible assets - net		2,318.7	1,773.0

Total assets		$19,634.8	$16,334.0

Premiums payable to underwriting enterprises		$6,348.5	$5,740.2
Accrued compensation and other current liabilities		1,347.8	1,055.1
Deferred revenue - current		434.1	379.3
Premium financing debt		170.6	154.0
Corporate related borrowings - current		620.0	365.0

Total current liabilities		8,921.0	7,693.6
Corporate related borrowings - noncurrent		3,816.1	3,091.4
Deferred revenue - noncurrent		69.7	78.4
Lease liabilities - noncurrent	*	340.9	—
Other noncurrent liabilities		1,271.6	900.9

Total liabilities		14,419.3	11,764.3

Stockholders' equity:
Common stock - issued and outstanding		188.1	184.0
Capital in excess of par value		3,825.7	3,541.9
Retained earnings		1,901.3	1,558.6
Accumulated other comprehensive loss		(759.6)	(785.6)

Total controlling interests stockholders' equity		5,155.5	4,498.9
Noncontrolling interests		60.0	70.8

Total stockholders' equity		5,215.5	4,569.7

Total liabilities and stockholders' equity		$19,634.8	$16,334.0

*	Right-of-use assets and Lease liabilities - noncurrent relate to the adoption of a new lease accounting standard in first quarter 2019. See page 9 of 15 for additional information.

Arthur J. Gallagher & Co.

Other Information

(Unaudited - data is rounded where indicated)

	4th Q Ended	4th Q Ended	Year Ended	Year Ended
	Dec 31, 2019	Dec 31, 2018	Dec 31, 2019	Dec 31, 2018
OTHER INFORMATION
Basic weighted average shares outstanding (000s)	187,355	183,834	185,994	182,740
Diluted weighted average shares outstanding (000s)	191,755	187,513	190,145	186,164
Number of common shares outstanding at end of period (000s)			188,122	183,969
Workforce at end of period (includes acquisitions):
Brokerage			25,211	22,934
Risk Management			6,753	6,269
Total Company			33,247	30,362

Reconciliation of Non-GAAP Measures - Pre-tax Earnings and Diluted Net Earnings per Share (Unaudited)

(Unaudited - in millions except share and per share data)

				Net Earnings	Net Earnings
	Earnings	Provision		(Loss)	(Loss)	Diluted Net
	(Loss)	(Benefit)		Attributable to	Attributable to	Earnings
	Before Income	for Income	Net Earnings	Noncontrolling	Controlling	(Loss)
	Taxes	Taxes	(Loss)	Interests	Interests	per Share
4th Q Ended December 31, 2019
Brokerage, as reported	$151.9	$33.2	$118.7	$(1.1)	$119.8	$0.63
Net gains on divestitures	(13.0)	(2.7)	(10.3)	—	(10.3)	(0.05)
Acquisition integration	9.5	2.0	7.5	—	7.5	0.04
Workforce and lease termination	15.6	3.3	12.3	—	12.3	0.06
Acquisition related adjustments	2.6	0.5	2.1	—	2.1	0.01
Effective income tax rate impact	—	4.0	(4.0)	—	(4.0)	(0.02)

Brokerage, as adjusted	$166.6	$40.3	$126.3	$(1.1)	$127.4	$0.67

Risk Management, as reported	$23.7	$5.4	$18.3	$—	$18.3	$0.09
Workforce and lease termination	1.7	1.0	0.7	—	0.7	—
Acquisition related adjustments	(2.2)	(1.3)	(0.9)	—	(0.9)	—
Effective income tax rate impact	—	0.6	(0.6)	—	(0.6)	—

Risk Management, as adjusted	$23.2	$5.7	$17.5	$—	$17.5	$0.09

Corporate, as reported	$(91.6)	$(60.2)	$(31.4)	$8.2	$(39.6)	$(0.21)
Workforce and effective income tax rate impact	3.0	(2.4)	5.4	—	5.4	0.03

Corporate, as adjusted	$(88.6)	$(62.6)	$(26.0)	$8.2	$(34.2)	$(0.18)

See "Information Regarding Non-GAAP Measures" on page 10 of 15.

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Reconciliation of Non-GAAP Measures - Pre-tax Earnings and Diluted Net Earnings per Share (Unaudited) - Continued

(Unaudited - in millions except share and per share data)

	Earnings (Loss) Before Income Taxes	Provision (Benefit) for Income Taxes	Net Earnings (Loss)	Net Earnings Attributable to Noncontrolling Interests	Net Earnings (Loss) Attributable to Controlling Interests	Diluted Net Earnings (Loss) per Share
4th Q Ended December 31, 2018
Brokerage, as reported	$111.5	$27.2	$84.3	$2.0	$82.3	$0.44
Net gains on divestitures	(0.6)	(0.1)	(0.5)	—	(0.5)	—
Acquisition integration	1.2	0.3	0.9	—	0.9	—
Workforce and lease termination	12.0	3.0	9.0	—	9.0	0.05
Acquisition related adjustments	10.3	2.6	7.7	—	7.7	0.04
Levelized foreign currency translation	1.0	0.3	0.7	—	0.7	—

Brokerage, as adjusted	$135.4	$33.3	$102.1	$2.0	$100.1	$0.53

Risk Management, as reported	$27.8	$7.4	$20.4	$—	$20.4	$0.11
Workforce and lease termination	1.1	0.3	0.8	—	0.8	—
Acquisition related adjustments	(5.9)	(1.7)	(4.2)	—	(4.2)	(0.02)
Levelized foreign currency translation	(0.2)	(0.1)	(0.1)	—	(0.1)	—

Risk Management, as adjusted	$22.8	$5.9	$16.9	$—	$16.9	$0.09

Corporate, as reported	$(96.1)	$(119.2)	$23.1	$8.5	$14.6	$0.08
Corporate legal entity restructuring	—	22.0	(22.0)	—	(22.0)	(0.12)
Impact of tax reform	—	8.9	(8.9)	—	(8.9)	(0.05)

Corporate, as adjusted	$(96.1)	$(88.3)	$(7.8)	$8.5	$(16.3)	$(0.09)

					Net Earnings
	Earnings	Provision		Net Earnings	(Loss)	Diluted Net
	(Loss)	(Benefit)		Attributable to	Attributable to	Earnings
	Before Income	for Income	Net Earnings	Noncontrolling	Controlling	(Loss)
	Taxes	Taxes	(Loss)	Interests	Interests	per Share
Year Ended December 31, 2019
Brokerage, as reported	$946.5	$229.2	$717.3	$17.2	$700.1	$3.68
Net gains on divestitures	(62.3)	(14.8)	(47.5)	—	(47.5)	(0.25)
Acquisition integration	20.4	4.3	16.1	—	16.1	0.08
Workforce and lease termination	44.8	9.7	35.1	—	35.1	0.19
Acquisition related adjustments	7.5	1.7	5.8	—	5.8	0.03

Brokerage, as adjusted	$956.9	$230.1	$726.8	$17.2	$709.6	$3.73

Risk Management, as reported	$88.4	$22.2	$66.2	$—	$66.2	$0.35
Workforce and lease termination	7.9	2.7	5.2	—	5.2	0.03
Acquisition related adjustments	(2.4)	(1.4)	(1.0)	—	(1.0)	(0.01)

Risk Management, as adjusted	$93.9	$23.5	$70.4	$—	$70.4	$0.37

Corporate, as reported	$(408.8)	$(341.1)	$(67.7)	$29.8	$(97.5)	$(0.51)
Workforce	3.0	0.7	2.3	—	2.3	0.01
Clean energy related	14.9	3.2	11.7	2.5	9.2	0.05

Corporate, as adjusted	$(390.9)	$(337.2)	$(53.7)	$32.3	$(86.0)	$(0.45)

	Earnings (Loss) Before Income Taxes	Provision (Benefit) for Income Taxes	Net Earnings (Loss)	Net Earnings Attributable to Noncontrolling Interests	Net Earnings (Loss) Attributable to Controlling Interests	Diluted Net Earnings (Loss) per Share
Year Ended December 31, 2018
Brokerage, as reported	$764.2	$191.0	$573.2	$10.7	$562.5	$3.02
Net gains on divestitures	(10.2)	(2.3)	(7.9)	—	(7.9)	(0.04)
Acquisition integration	3.4	0.8	2.6	—	2.6	0.01
Workforce and lease termination	38.7	9.6	29.1	—	29.1	0.16
Acquisition related adjustments	21.6	5.3	16.3	—	16.3	0.09
Levelized foreign currency translation	(2.5)	(0.5)	(2.0)	—	(2.0)	(0.01)

Brokerage, as adjusted	$815.2	$203.9	$611.3	$10.7	$600.6	$3.23

Risk Management, as reported	$95.7	$25.3	$70.4	$—	$70.4	$0.38
Workforce and lease termination	4.7	1.2	3.5	—	3.5	0.01
Acquisition related adjustments	(6.0)	(1.7)	(4.3)	—	(4.3)	(0.02)
Levelized foreign currency translation	(1.9)	(0.5)	(1.4)	—	(1.4)	(0.01)

Risk Management, as adjusted	$92.5	$24.3	$68.2	$—	$68.2	$0.36

Corporate, as reported	$(380.5)	$(412.8)	$32.3	$31.7	$0.6	$—
Corporate legal entity restructuring	—	22.0	(22.0)	—	(22.0)	(0.12)
Impact of tax reform	—	8.9	(8.9)	—	(8.9)	(0.04)

Corporate, as adjusted	$(380.5)	$(381.9)	$1.4	$31.7	$(30.3)	$(0.16)

See "Information Regarding Non-GAAP Measures" on page 10 of 15.

Contact:

Ray Iardella

Vice President - Investor Relations

630-285-3661 or ray_iardella@ajg.com

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